AMENDMENT #1 TO PAR PACIFIC HOLDINGS, INC. SEVERANCE PLAN FOR SENIOR OFFICERS

THIS AMENDMENT #1 TO PAR PACIFIC HOLDINGS, INC. SEVERANCE PLAN FOR SENIOR OFFICERS (this “Amendment”) is made and entered into effective as of May 1, 2017.

RECITALS:

A.     WHEREAS, the Company desires to amend that certain Par Pacific Holdings, Inc. Severance Plan for Senior Officers dated effective as of March 7, 2017 (the “Agreement”) on the terms set forth herein to clarify certain matters.
AGREEMENT:
1.Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.Amendments to Agreement. The definition of Executive in Section 2.16 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Executive” means an individual directly employed by the Company Group on a regular, full-time basis who, with respect to the Company, is the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Senior Vice President of M&A, the General Counsel, or the Chief Human Resources Officer. The definition of Executive shall also include any other person employed by the Company or its Affiliates who is specifically approved for participation in the Par Pacific Holdings, Inc. Severance Plan for Senior Officers by the Board.

3.Ratification of Agreement. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and is ratified and confirmed in all respects.

4.Governing Law. This Amendment shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

IN WITNESS WHEREOF, this Amendment is hereby adopted effective as of the date first set forth above.
PAR PACIFIC HOLDINGS, INC.

By:     /s/ James Matthew Vaughn
Name: James Matthew Vaughn___________
Title: Senior Vice President, General Counsel and
         Secretary